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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                         SEMPRA ENERGY CAPITAL TRUST I
            (Exact name of registrant as specified in its charter)

Delaware                                                              52-6988596
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

101 Ash Street, San Diego, CA                                              92101
(Address of principal executive offices)                              (Zip Code)


                                 SEMPRA ENERGY
             (Exact name of registrant as specified in its charter)

California                                                            33-0732627
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

101 Ash Street, San Diego, CA                                              92101
(Address of principal executive offices)                              (Zip Code)



     Title of each class                       Name of each exchange on which
     to be so registered                          each class is to be registered

8.90% Cumulative Quarterly Income Preferred                New York Stock
 Securities, Series A (QUIPS)                              Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [   ]

     Securities Act registration statement file number to which this form relates: 333-77843

     Securities to be registered pursuant to Section 12(g) of the Act:  None
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Item 1.  Description of Registrants' Securities To Be Registered
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The securities to be registered hereby are the 8.90% Cumulative Quarterly Income
Preferred Securities, Series A ("QUIPS") of Sempra Energy Capital Trust I, a
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Delaware business trust, which are guaranteed by Sempra Energy, a California corporation (the "Company"), to the extent set forth in the Guarantee Agreement
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between the Company and The Bank of New York, as guarantee trustee (the

"Guarantee").  The particular terms of the QUIPS and the Guarantee are described
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in a prospectus dated May 18, 1999 (the "Base Prospectus") included in the
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registration statement on Form S-3 under the Securities Act of 1933, as amended, filed by the Company, Sempra Energy Holdings, Sempra Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra Energy Capital Trust III with the Securities and Exchange Commission (the "Commission") on May 5, 1999 (File No.
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333-77843) and declared effective by the Commission on May 18, 1999 (including the documents incorporate by reference therein, the "Registration Statement"),
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and the prospectus supplement dated February 16, 2000 (the "Prospectus
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Supplement," and together with the Base Prospectus, the "Prospectus"), filed
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with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with the Registration Statement. The Guarantee and the Prospectus are deemed to be incorporated by reference herein as set forth in
Item 2 below.

Item 2.  Exhibits
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Exhibits heretofore filed with the Commission and designated as set forth below are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

     2.1 The Prospectus, filed with the Commission on February 18, 2000 pursuant to Rule 424(b)(5) in connection with the Registration Statement, is hereby incorporated by reference.

     2.2 Certificate of Trust of Sempra Energy Capital Trust I, filed with the Commission on May 5, 1999, as Exhibit 3.5 to the Registration Statement, is hereby incorporated by reference.

     2.3  Amended and Restated Declaration of Trust dated February 23, 2000.

     2.4 Subordinated Indenture between Sempra Energy and The Bank of New York dated February 23, 2000.

     2.5  Form of Subordinated Note (included in Exhibit 2.4 above).

     2.6  Form of Preferred Security (included in Exhibit 2.3 above).

     2.8  Guarantee Agreement.
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                                   SIGNATURE

     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        SEMPRA ENERGY CAPITAL TRUST I


                                        By:  /s/ Charles A. McMonagle
                                           ------------------------------
                                            Charles A. McMonagle
                                            Regular Trustee

                                        Date:  February 29, 2000



                                        SEMPRA ENERGY


                                        By:  /s/ Charles A. McMonagle
                                           ------------------------------
                                            Charles A. McMonagle
                                            Vice President and Treasurer

                                        Date:  February 29, 2000